Exhibit 99.2
EXECUTIVE SEPARATION AGREEMENT
     This EXECUTIVE SEPARATION AGREEMENT (“Agreement”) is entered into by and between ANDREW J. HANNIGAN (“Executive”) and CENTEX HOMES, a Nevada general partnership (“Centex Homes”).
     1. Termination of Employment. Executive’s employment with Centex Homes will terminate effective as of the close of business on March 31, 2007 (the “Separation Date”).
     2. Severance Pay. In consideration of Executive’s release of all claims as provided in this Agreement, and Executive’s other agreements herein, Centex Homes will pay the following amounts (collectively, the “Severance Pay”) to Executive:
     a. The sum of $1,177,500, which is equivalent to 18 months of Executive’s current annual base salary.
     b. The sum of $6,536,250, which is equivalent to one and a half times the target cash bonus, as projected by the Compensation and Management Development Committee of the Board of Directors of Centex Corporation (the “Compensation Committee”) in the May 2006 materials for Fiscal Year 2007 ending March 31, 2007 (“FY07”).
     Centex Homes will pay the Severance Pay to Executive in a lump sum payment on the next regular payroll payment date following the later of (i) the Separation Date or (ii) the Effective Date (as defined below). Executive agrees that the Severance Pay is over and above any sums earned by Executive as wages, commissions and/or bonuses through the Separation Date.
     Centex Homes’ obligation to (i) pay Executive the Severance Pay and (ii) accelerate the vesting of certain long-term incentive compensation awards, being more particularly described in Section 5(b), is contingent upon Executive’s return to Centex Homes of all of Centex Homes’ property in Executive’s possession or control, including, but not limited to, the Company Car (as defined below) unless otherwise purchased by Executive, paper and electronic documents, files, and/or reports, laptop computers, credit cards, pagers, cellular phones, hand-held communication devices (e.g., BlackBerry devices), security cards and keys. Notwithstanding the foregoing, the Severance Pay will be paid on or before March 15, 2008, subject to the requirement of returning Centex Homes’ property.
     3. Other Payments. In addition to the payment of the Severance Pay, Centex Homes will pay Executive the following:
     a. Salary. Executive’s salary through the Separation Date.
     b. FY07 Bonus Payment. Executive participates in the Centex Homes COO — East Incentive Compensation Plan for Fiscal Year 2007 (the “FY07 Plan”). In May 2007, the Compensation Committee will review Centex Homes’ and Executive’s performance under the FY07 Plan and determine the amount of the actual incentive compensation to which Executive would be entitled under the FY07 Plan. In accordance with the Centex Corporation Executive Separation Policy dated effective June 2, 2006, and in lieu of any other bonus or long-term measures under the FY07 Plan, Executive will be entitled to a cash bonus equal to a portion (as calculated in the following sentence) of the total incentive compensation amount awarded under the FY07 Plan (subject to actual performance, the approval of the Compensation Committee and any required adjustments such as, for example, the competitive modifier on the deferred cash award) (“FY07

Bonus”). Executive will receive (a) the 50% portion of his short-term incentive compensation scheduled to be paid as a cash bonus under the FY07 Plan, and (b) a cash payment equal to 50% of the value of the portion of his long-term incentive compensation scheduled to be paid as stock units and as deferred cash under the FY07 Plan, with (a) and (b) equaling an estimated 62.5% of the total annual incentive compensation amount awarded under the FY07 Plan. Executive will receive no cash payment for the value of any portion of the FY07 Plan scheduled to be paid as stock options. The FY07 Bonus will be paid to Executive on or about the date cash bonuses for FY07 are paid to other senior executives of Centex Homes.
     c. Vacation. $60,384.60, which represents 20 days of vacation, being Executive’s accrued but unused vacation time as of the Separation Date. Centex Homes will pay this sum within the time frame required by applicable law.
     d. Payment of Expenses. All reimbursable business expenses incurred on or before the Separation Date, so long as Executive submits in writing a request (following Centex Homes’ standard business expense reporting processes) on or before March 31, 2007. This reimbursement will be paid in the ordinary course of Centex Homes’ business. If Executive fails to submit a request for reimbursement on or before March 31, 2007, Executive will be deemed to have waived the claim for reimbursement. Centex Homes will not reimburse Executive for expense reports submitted after March 31, 2007.
     e. No Other Compensation. Other than the amounts specifically described in this Agreement, Executive will receive no other compensation for service to Centex Homes during the period before the Separation Date. As an example of what this means, Executive will only receive the payments described in this Agreement and is not entitled to payments under any incentive programs to which Executive may have been previously entitled for FY07 or any subsequent period.
     4.    No Outplacement Services. Executive waives any outplacement services offered by Centex Homes.
     5.     Stock Options/Stock Units/Executive Deferred Compensation.
     a. Executive acknowledges that all vested and unexercised stock options, stock units and/or executive deferred compensation previously granted to Executive will not be modified by this Agreement, except as provided in Section 6, as applicable, and will remain subject to the terms and conditions of the applicable Centex Corporation long term incentive compensation plan under which the award was granted. In other words, all vested stock options will be exercisable after the Separation Date for the period specified in the applicable plan, and subject to Section 6, all vested stock units and/or executive deferred compensation granted pursuant to the applicable plans will be distributed as soon as reasonably practicable following the Separation Date in accordance with the applicable plan, award agreement and/or payout election, as applicable.
     b. As further consideration for Executive’s promises and performance under this Agreement, portions of (i) unvested or restricted equity awards (i.e., stock options, stock units and any performance shares or similar security) and (ii) executive deferred compensation awards (i.e., deferred cash) (collectively, the “Long-Term Incentive Compensation Awards”) that Executive has as of the Separation Date will become vested and/or free from restrictions on transfer as soon as reasonably practicable following the later of (x) the Effective Date or (y) the Separation Date, subject to Section 6. The portions of the Long-Term Incentive Compensation

Awards to be accelerated are those that would vest and/or become unrestricted during the period beginning immediately after the Separation Date and ending 18 months thereafter. In other words, all Long-Term Incentive Compensation Awards that would have vested if Executive remained employed through September 30, 2008, will vest as of the later of the Effective Date or the Separation Date.
     c. Executive will have 12 months to exercise stock options that were awarded before April 1, 2006, and are vested as of the Separation Date or are accelerated in accordance with Section 5(b), because Executive satisfies the “55/10/70 vested retirement” provision of the applicable plans. The remainder of Executive’s stock options will expire in accordance with their terms and the terms of the applicable plans under which they were issued.
     d. Nothing in this Agreement supersedes the provisions of the applicable plans or award agreements that govern unvested or restricted awards.
     e. Acceleration of vesting of Long-Term Incentive Compensation Awards that are stock units or deferred cash will not affect the payout date for amounts that vested or became unrestricted before the Separation Date, which will continue to be subject to the terms of the applicable plan, award agreement and/or payout election, as applicable.
     f. Executive’s ability to exercise his stock options after the Separation Date is subject to any pending black-out period applicable to Executive as of the Separation Date (i.e., March 16-April 27, 2007).
     6. Key Employee. Executive acknowledges that he is identified as a “key employee” under IRS guidance regarding the application of the deferred compensation legislation (the American Jobs Creation Act), and that Executive’s receipt of certain long-term compensation, such as stock units and deferred cash that vest after December 31, 2004, may be delayed for six months and two days. If Section 409A of the Tax Code or applicable treasury regulation or guidance require that any proposed payments be delayed by 6 months and 2 days because the Executive is a “key employee” within the meaning of Section 409A, then, notwithstanding any other provision of this Agreement, Centex Homes will delay providing the applicable pay or benefit to which the Executive is otherwise entitled to the date required under Section 409A.
     7. Company Car. On or before the Separation Date, Executive will return to Centex Homes the 2003 Ford Expedition, VIN 1FMPU17L33LC13161, owned by Centex Homes but currently used by Executive, and all keys for the vehicle (the “Company Car”).
     8. Taxes. All payments made by Centex Homes under this Agreement will be subject to applicable federal, state and local taxes, and withholdings required for the same, which taxes will be the responsibility of Executive.
     9. COBRA. Centex Homes will deliver to Executive a letter outlining the terms of the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”), including the COBRA premiums. Executive will have the option, at Executive’s sole cost, to elect to continue health care coverage under COBRA, as explained in the COBRA letter Executive will receive following the Separation Date. Under the terms of COBRA, participants in Centex-sponsored health care plans are offered continuing participation for up to 18 months in the same health care plan in which they participated as of the Separation Date. However, to obtain such continued coverage, Executive must pay on a timely basis the monthly COBRA premium costs. COBRA participants do not receive monthly invoices, and are expected to make sure that the full monthly premium payments are received by the

Centex Corporation Benefits Department office by the due dates. Executive’s failure to make a timely payment will result in loss of coverage and, once lost, the coverage cannot be reinstated.
     10. Release of Termination and Other Claims. In consideration of the Severance Pay, Executive hereby fully, finally, and completely releases Centex Homes and its predecessors, successors, parents, subsidiaries, affiliates, and partners, and their respective current and former officers, directors, employees, agents, attorneys and representatives (collectively, the “Released Parties”), from any and all claims, actions, demands, and/or causes of action, of whatever kind or character, whether now known or unknown, arising from, relating to, or in any way connected with, facts or events occurring on or before the date on which Executive signs this Agreement. Executive agrees that this Agreement includes a release of any and all negligence claims, contractual claims, wrongful discharge claims, and claims of discrimination of every possible kind, including but not limited to, claims on the basis of race, color, sex, national origin, religion, disability, age (under the Age Discrimination in Employment Act or any other statute), any personal injury claims, and any related attorneys’ fees and costs claims, if any, that Executive may have against Centex Homes or any of the Released Parties. Executive waives and releases Centex Homes and the Released Parties from any claims that this Agreement was procured by fraud or signed under duress or coercion so as to make any of the terms or provisions of this Agreement not binding. Executive understands and agrees that by signing this Agreement, Executive is giving up the right to pursue any legal or administrative claims that Executive may have against Centex Homes or any of the Released Parties, except as otherwise may be specifically set forth herein. This release excludes any claim that cannot be released by private agreement.
     11. Executive Retirement Income Security Act of 1974 (“ERISA”). Executive hereby releases any and all claims arising on or before the date on which Executive signs this Agreement that stem from or are related to the administration of any employee benefit plans (the “Plans”) sponsored by Centex Corporation against the Released Parties (as well as the fiduciaries and administrators of the Plans) and arising under ERISA, 29 U.S.C. §§ 1001-1461. Executive agrees that this release of claims specifically includes any and all claims that might be brought in a derivative capacity on behalf of the Plans under 29 U.S.C. §§ 1132(a)(2), as well as any claims for “other appropriate equitable relief” under 29 U.S.C. §§ 1132(a)(3). Executive understands and agrees that by signing this Agreement, Executive specifically waives and releases all claims asserted in Nemec v. Hannigan, et al., No 3-06 CV 1451-L (N.D. Tex.).
     12. Profit Sharing/401(k)/SERP. Executive acknowledges that this Agreement does not modify the Profit Sharing and Retirement Plan of Centex Corporation (“401(k) plan”), or the Centex Corporation Senior Executive Retirement Plan (“SERP”), and does not affect Executive’s rights to his or her accounts under such plans, which remain subject to and governed by the terms and conditions of such plans. Executive further acknowledges that after the Separation Date, (a) no additional profit sharing contributions will be made to Executive’s accounts for any periods following the Separation Date, (b) Executive will no longer be eligible to participate in the 401(k) plan, and (c) no additional SERP contributions will be made to Executive’s accounts.
     13. Cooperation. Executive agrees that continuing after the Effective Date, Executive will cooperate fully with Centex Homes and the Released Parties (a) in the defense or prosecution of or preparation for any lawsuit, dispute, investigation or other legal proceedings that may be ongoing, anticipated or threatened, including, but not limited to, Nemec v. Hannigan, et al., No 3-06 CV 1451-L (N.D. Tex.) (collectively, the “Proceedings"), and (b) in any other matters (“Matters”) related to Centex Homes’ business during the period of Executive’s employment with Centex Homes.
     Executive shall (i) provide information, affidavits or testimony concerning matters at issue about which Executive has knowledge as Centex Homes may request from time to time; and (ii) cooperate without remuneration, but Centex Homes will promptly reimburse Executive for all reasonable expenses incurred for transportation, accommodations, and meals. If Executive is (x) made aware of any Proceedings or Matters related to Centex Homes or any of the Released Parties, (y) asked by a third party to provide information regarding Centex Homes or any of the Released Parties, or (z) called by a third party as a witness to testify in any matter related to Centex Homes or any of the Released Parties, Executive will promptly notify Centex Homes in order to give Centex Homes or the Released Parties a reasonable opportunity to respond.
     14. Indemnification. Executive is entitled to indemnification and advancement of expenses in connection with any claims asserted against Executive relating to his employment with Centex Homes, including, but not limited to, Nemec v. Hannigan, et al., No 3-06 CV 1451-L (N.D. Tex.), under the terms of Centex Homes’ partnership agreement, the bylaws of the managing partner (Centex Real Estate Corporation) or any other applicable documentation. All insurance policies maintained at any time by Centex Homes or its Affiliates (as defined below) for the purpose of insuring against the personal liability of Executive will remain available to and for the benefit of Executive after the Separation Date under the terms of such policies. The provisions of this Section will survive the termination of this Agreement. “Affiliate” means any entity that controls, is controlled by or is under common control with Centex Homes, including, without limitation, Centex Corporation.
     15. ADEA and the Florida Civil Rights Act Claims. Executive hereby acknowledges that Executive knowingly and voluntarily enters into this Agreement with the purpose of waiving and releasing any claims Executive may have under the Age Discrimination in Employment Act of 1967 (“ADEA”), and the Florida Civil Rights Act (“FCRA”), and as such, Executive acknowledges and agrees that:
     a. this Agreement is written in a manner that Executive fully understands;
     b. Executive specifically waives any rights or claims arising under the ADEA and/or the FCRA;
     c. Executive does not waive any rights or claims under the ADEA and/or the FCRA that may arise after the date on which Executive signs this Agreement;
     d. Executive waives the rights and claims in this Agreement in exchange for Centex Homes’ payment of amounts in excess of payments to which Executive is already entitled;
     e. By Centex Homes’ delivery of this Agreement to Executive, Centex Homes has advised Executive, in writing, to consult with Executive’s attorney before signing this Agreement, and Executive has, in fact, had an opportunity to do so;
     f. Executive has been offered at least twenty-one (21) days to consider accepting this Agreement (by signing and delivering it to Centex Homes); and
     g. Executive can revoke this Agreement within seven (7) days after signing it, so this Agreement will not be effective until the eighth day after Executive has signed and delivered it.
     Executive understands that nothing in this Agreement is intended to interfere with or deter (i) Executive’s right to challenge the above waiver of an ADEA claim or state law age discrimination claim as not knowing or voluntary, or (ii) Executive’s right to challenge the filing of an ADEA charge or ADEA complaint, or state law age discrimination complaint or charge with the Equal Employment Opportunity Commission or any state discrimination agency or commission as a result of the above release not being knowing or voluntary, or (iii) Executive’s right to participate in any investigation or proceeding conducted by those agencies. Further, Executive understands that (x) nothing in this Agreement would require Executive to tender back the money received under this Agreement if Executive seeks to challenge the validity of the above ADEA or state law age discrimination waiver, (y) Executive does not agree to ratify any ADEA or state law age discrimination waiver that fails to comply with the Older Workers’ Benefit Protection Act by retaining the money received under this Agreement, and (z) nothing in this Agreement is intended to require the payment of damages, attorneys’ fees or costs to Centex Homes should Executive challenge the waiver of an ADEA or state law age discrimination claim, or file an ADEA or state law age discrimination suit, except as authorized by federal or state law.
     16. Confidentiality and Non-disparagement. Executive agrees to keep the terms and conditions of this Agreement confidential to the extent allowed by law, except Executive may supply a copy to Executive’s accountant or other financial advisor solely in connection with preparing Executive’s income tax return, and Executive may disclose this Agreement to Executive’s immediate family members and to Executive’s attorney on a confidential basis. Executive understands that certain terms of this Agreement will be publicly disclosed by Centex Corporation as required by law.
     Executive agrees to refrain from any libel, slander, defamation or other disparaging comments about Centex Homes or any of the Released Parties. Executive further agrees not to take any action, or assist any person taking any other action, that is (a) materially adverse to the interests of, (b) inconsistent with fostering the goodwill of, and/or (c) detrimental to the business of Centex Homes and/or its Affiliates; however, nothing in this Agreement will restrict the communication of information by Executive to any state or federal law enforcement agency or require notice to Centex Homes thereof, and Executive will not be in breach of the covenant contained in this Section solely by reason of his testimony which is compelled by process of law. Furthermore, Executive agrees to only participate in interviews about Centex Homes or any of the Released Parties after receiving permission from Centex Homes and in cooperation with Centex Homes’ communications department.
     Executive acknowledges that, in the course of employment with Centex Homes, Executive has come to know general and specific information that is confidential and proprietary to Centex Homes and/or its Affiliates (collectively, the “Confidential and Proprietary Information”). Confidential and Proprietary Information includes oral and written information about, relating to or concerning Centex Homes and/or its Affiliates, that (i) Centex Homes has by its policies or otherwise indicated should be kept confidential, (ii) should reasonably be deemed confidential by Executive whether or not it was designated as confidential, or (iii) if disclosed could be injurious to Centex Homes and/or its Affiliates. Executive agrees that Confidential and Proprietary Information is the sole and exclusive property of Centex Homes, and Executive will not disclose any Confidential and Proprietary Information to any other person or entity unless required by law, or use it for any personal or business purpose. Centex Homes acknowledges that information which is generally known in the home building industry is not Confidential and Proprietary Information.
     17. Non-Competition. Executive agrees that the covenants in this Section of the Agreement are (a) reasonable and necessary for the protection of legitimate business interests of Centex Homes, and (b) do not place an unreasonable burden upon the Executive’s ability to earn a living. Executive agrees that for 18 complete calendar months following the Separation Date, Executive will not, directly or indirectly, without the consent of Centex Homes, perform services similar to those he performed for Centex Homes (be it as an executive, consultant, advisor, contractor, shareholder, director, partner, joint-venturer, investor or otherwise) for any person or entity in the land acquisition, land development, home building and/or new home sales business that is deemed by Centex Homes to be a competitor of Centex Homes or any of its Affiliates, other than for or with respect to a Small Private Builder. For purposes of this Section, the term “Small Private Builder” means a homebuilding company whose (i) equity or debt securities are not publicly traded or registered with the Securities and Exchange Commission under Section 12 of the Securities Exchange Act of 1934, (ii) total annual production is less than 1,000 units, and (iii) annual regional market unit production for all of its markets is less than one-third the annual unit production of Centex Homes for the same markets, and the term “production” means construction. The Chief Executive Officer of Centex Corporation (the “CEO”), in his sole discretion and acting in good faith, will determine if a business is a competitor of Centex Homes or any of its Affiliates. The CEO will make such determination within 15 days after Executive notifies Centex Homes that Executive intends to associate with or is associated with a business that might be deemed to be a competitor of Centex Homes or any of its Affiliates. Executive and Centex Homes agree that competitors include, but are not limited to, Beazer Homes USA, Inc., DR Horton, Inc., Hovnanian Enterprises, Inc., KB Home, Lennar Corporation, M.D.C. Holdings, Inc., Meritage Homes Corporation, Pulte Homes Inc., NVR, Inc., The Ryland Group, Inc., Standard Pacific Corp. and Toll Brothers, Inc. For purposes of this Section, the foregoing will not be construed to prohibit passive investments such as mutual funds or ownership of less than 1% of a publicly-held company’s outstanding stock.
     18. Non-Solicitation Clause. Executive agrees that for 18 months following the Separation Date, Executive will not directly or indirectly, without the consent of Centex Homes, participate in soliciting, encouraging or inducing any employees of Centex Homes or its Affiliates to terminate their employment with Centex Homes or its Affiliates. If Executive breaches the provisions set forth in this Section, Centex Homes will be entitled to injunctive relief, in addition to all other rights it may have at law or in equity.
     19. Covenant Not to Sue. Except as required by law, Executive agrees not to institute, maintain, or prosecute, or induce or assist in the instigation, commencement, maintenance or prosecution of any legal proceedings involving any claim released under this Agreement. Executive will not seek or accept any equitable or monetary relief in any legal proceedings filed by him or on his behalf against Centex Homes or any of its Affiliates, and agrees to opt out of any class action filed against Centex Homes or any of its Affiliates with respect to any period during which Executive was employed by Centex Homes.
     20. Injunctive Relief. Executive agrees that the remedy at law for any breach by him of the covenants contained in this Agreement will be inadequate and that damages flowing from such a breach are not readily susceptible to being measured in monetary terms. Accordingly, upon a violation or threatened violation by Executive of any legally enforceable provision in this Agreement, Centex Homes will be entitled, in addition to all other rights and remedies, to seek immediate injunctive relief and may obtain a temporary and permanent injunction or restraining order enjoining and prohibiting any such further breach or threatened breach, without posting bond or furnishing similar security. Nothing in this Section or in other provisions of this Agreement will be deemed to limit or negate Centex Homes’ remedies at law or in equity for any breach by Executive of any of the provisions of this Section which may be pursued by Centex Homes.
     21. Waiver of Jury Trial. Executive agrees to irrevocably waive the right to a trial by jury with respect to any dispute, controversy, claim or cause of action arising out of or relating to this Agreement.
     22. Claims Procedure. Any claims relating to the benefits paid or to be paid under this Agreement will be handled in accordance with the terms of the Centex Corporation Executive Severance Policy dated effective June 2, 2006, as amended.
     23. Recoupment in Restatement Situations. According to the general policy adopted by the Board of Directors of Centex Corporation (the “Board”) on February 13, 2007, if the financial results of Centex Homes and/or Centex Corporation are restated due to fraud or intentional misconduct by Executive, the Board, or an appropriate committee designated by the Board will review the incentive compensation paid or awarded to Executive and will, to the extent permitted by applicable law, require recoupment of (a) up to half of the Severance Pay and (b) amounts paid or awarded to Executive as incentive compensation if (i) the Board or the reviewing committee, as applicable, concludes in good faith that Executive engaged in fraud or intentional misconduct that caused or partially caused the need for the restatement, (ii) the amount of the incentive compensation was calculated upon the achievement of certain financial results that were subsequently the subject of a restatement, and (iii) the amount of the incentive compensation that would have been awarded to Executive had the financial results been properly reported would have been lower than the amount actually awarded. The Board will not seek to recover incentive compensation awarded more than three years before the date the applicable restatement is disclosed. For the purposes of recoupment, “incentive compensation” includes cash bonus, restricted stock, deferred stock units, stock options, deferred cash compensation and other long-term measures, and the proceeds from any exercise or sale thereof.
     24. Press Release. As soon as practicable after the execution of this Agreement, Centex Corporation may issue a press release and/or file a current report on Securities and Exchange Commission Form 8-K describing this Agreement.
     25. Miscellaneous.
     a. Effective Date. The “Effective Date” of this Agreement is the date that is eight (8) days after the date that Executive signs and delivers it to Centex Homes, so long as Executive has not revoked acceptance of this Agreement before that date.
     b. Entire Agreement/No Assignment. This Agreement sets forth the entire agreement between the parties, and no representation, promise, or condition not contained herein will modify these terms. Executive represents that Executive has not assigned any of the claims related to the matters set forth herein, and agrees not to assign Executive’s rights under this Agreement without Centex Homes’ prior written consent.
      c. Attorneys’ Fees. In connection with any dispute arising under, from or as a result of this Agreement, the parties agree that the prevailing party will be entitled to recover all costs and expenses incurred, including, without limitation, attorneys’ fees and fees for the services of accountants, paralegals, legal assistants and similar persons (including any appeals from any litigation and enforcement of judgments).
     d. No Admission of Liability. Centex Homes’ payment of the Severance Pay does not constitute the admission of any liability.
     e. Read Agreement/Advice of Attorney. Executive acknowledges that Executive has read and understood this Agreement, has been advised to and has had the opportunity to discuss it with an attorney of Executive’s own choice, agrees to its terms, acknowledges receipt of a copy of it and the sufficiency of the payment recited herein, and signs this Agreement voluntarily.
     f. Applicable Law and Severability. The parties agree that the terms of this Agreement are contractual in nature and not merely recitals, and will be governed and construed in accordance with the laws of the State of Florida. The parties further agree that should any part of this Agreement be determined by a court of competent jurisdiction to be illegal, invalid, or unenforceable, the parties intend the legality, validity and enforceability of the remaining parts will not be affected thereby, and any illegal, invalid, or unenforceable part will be deemed not to be a part of this Agreement.
     g. Notice. Any notice to be given to Centex Homes hereunder will be deemed sufficient if addressed to Centex Homes in writing and hand-delivered or mailed by certified mail to Brian Woram of Centex Homes at 2728 North Harwood, Dallas, Texas 75201. Any notice to be given to Executive hereunder will be deemed sufficient if addressed to Executive in writing and hand-delivered or mailed by certified mail to Executive at 300 South Interlachen Avenue, Unit 401, Winter Park, Florida 32789. Either party may designate a different address or addresses by giving notice according to this Section.
     The parties have signed this Agreement on the dates written by the signatures below, to be effective on the Effective Date. Notwithstanding any other provision in this Agreement, if Executive does not sign and deliver this Agreement to Centex Homes at the address shown in the subsection under “Miscellaneous” entitled “Notice” on or before 23 days following the Original Delivery Date shown below, then this Agreement will be null and void.

CENTEX HOMES:
CENTEX HOMES, a Nevada general partnership
	By:	Centex Real Estate Corporation, a Nevada corporation, its managing partner
Date: March 22 , 2007		By:	/s/ Timothy R. Eller

Timothy R. Eller Chairman and Chief Executive Officer
Date: March 22, 2007	EXECUTIVE:
/s/ Andrew J. Hannigan
ANDREW J. HANNIGAN
ORIGINAL DELIVERY DATE
Delivered by Centex Homes to Executive on March 22, 2007 (the “Original Delivery Date”)